                                                                    EXHIBIT 99.3



                          CMC SECURITIES CORPORATION II
                                   LISTING OF
                     OFFICER'S CERTIFICATES OF THE SERVICERS

                                                                             DATE OF
                        SERVICER                                           CERTIFICATE
                        --------                                           -----------
American City Mortgage Corporation                                                    N/A
Atlantic Mortgage and Investment Corporation                               August 3, 1998
BB&T Financial Corporation (BB&T Mortgage)                                 March 31, 1998
Charter Mortgage & Investments, Inc. (First Commercial)                               N/A
Chase Manhattan Mortgage Corporation                                       March 26, 1999
Citfed Mortgage Corporation of America                                      July 10, 1998
Colonial Savings, F.A.                                                  December 31, 1998
Companion Servicing Company, L.L.C.                                       August 26, 1998
Crestar Mortgage Corporation                                            February 22, 1999
CU Mortgage Corporation                                                    March 26, 1999
First Federal Savings Bank of America                                                 N/A
First Nationwide Mortgage Corporation                                    January 22, 1999
First Union Mortgage Corporation                                          August 13, 1998
GE Capital Mortgage Services, Inc.                                       February 8, 1999
GMAC Mortgage Corporation                                                  March 31, 1998
LaSalle Home Mortgage Corporation                                          March 29, 1999
M&T Mortgage Corporation                                                February 26, 1999
Matrix Financial Services Corporation                                      March 18, 1999
Mellon Mortgage Company                                                  January 22, 1999
Mercantile Bank N.A.                                                        March 8, 1999
Mitchell Mortgage Corporation                                              March 20, 1999
ML Bancorp, Inc.                                                           April 22, 1997
NationsBanc Mortgage Corporation                                           March 12, 1999
Navy Federal Credit Union                                                   March 1, 1999
Old Kent Mortgage Services, Inc.                                           March 31, 1999
Southwest Bancorp, Inc. (Stillwater National Bank & Trust)                 April 22, 1999
Standard Mortgage Corporation                                                         N/A
Town & Country Mortgage Co.                                                           N/A
Universal American Mortgage Company                                        March 25, 1999
Western Financial Savings Bank, F.S.B.                                     March 30, 1999
York Financial Corp.                                                    September 1, 1999